Name	Jurisdiction	Ownership %	Shareholder

Acres Gaming Incorporated	Nevada, United States	100	International Game Technology
Anguilla Lottery and Gaming Company Limited	Anguilla	100	Leeward Islands Lottery Holding Company, Inc.
Antigua Lottery Company Limited	Antigua & Barbuda	100	Leeward Islands Lottery Holding Company, Inc.
Atronic Australien GmbH	Germany	100	International Game Technology PLC
Beijing GTECH Computer Technology Company Limited	China (PRC)	100	IGT Foreign Holdings Corporation
Big Easy S.r.l.	Italy	56	Lottomatica Videolot Rete S.p.A.
BringIt, Inc.	Nevada, United States	100	IGT
Caribbean Lottery Services, Inc.	U.S. Virgin Islands	100	Leeward Islands Lottery Holding Company, Inc.
CartaLis Istituto di Moneta Elettronica S.p.A. (also known as CartaLis IMEL S.p.A.)	Italy	100	Lottomatica Italia Servizi S.p.A.
CLS-GTECH Technology (Beijing) Co., Ltd.	China (PRC)	100	CLS-GTECH Company Limited
Consorzio Lotterie Nazionali	Italy	63	Lottomatica Holding S.r.l.
Cyberview International, Inc.	Nevada, United States	100	IGT
Data Transfer System Inc.	Delaware, United States	100	IGT Global Solutions Corporation
DoubleDown Interactive B.V.	Netherlands	100	IGT Interactive C.V.
Dreamport do Brasil Ltda.	Brazil	100	Dreamport, Inc. (>99.99%); IGT Foreign Holdings Corporation (<0.01%)
Dreamport Suffolk Corporation	Delaware, United States	100	IGT Global Solutions Corporation
Dreamport, Inc.	Delaware, United States	100	IGT Global Solutions Corporation
Eagle Ice AB	Sweden	100	International Game Technology
Estrela Instantânea Loteria Spe S.A	Brazil	50	IGT Global Services Limited

Name	Jurisdiction	Ownership %	Shareholder
Europrint Holdings Limited	United Kingdom	100	IGT Global Solutions Corporation
GTECH (Gibraltar) Holdings Limited f/k/a St. Enodoc Holdings Limited	Gibraltar	100	IGT Global Services Limited
GTECH Asia Corporation	Delaware, United States	100	IGT Global Solutions Corporation
GTECH Brasil Ltda.	Brazil	100	IGT Global Solutions Corporation (>99.99%); IGT Foreign Holdings Corporation (<0.01%)
GTECH German Holdings Corporation GmbH	Germany	100	International Game Technology PLC
GTECH Management P.I. Corporation	Delaware, United States	100	IGT Global Solutions Corporation
GTECH Mexico S.A. de C.V.	Mexico	100	IGT Global Solutions Corporation (99.700258% - 100% of Class II); IGT Foreign Holdings Corporation (0.343297% - 99.998% of Common); IGT Latin America Corporation (0.000006% - .002% of Common)
GTECH Southern Africa (Pty) Ltd.	South Africa	100	IGT Global Solutions Corporation
GTECH Ukraine	Ukraine	100	GTECH Asia Corporation (99%); GTECH Management P.I. Corporation (1%)
GTECH WaterPlace Park Company, LLC	Delaware, United States	100	IGT Global Solutions Corporation
Hydragraphix LLC	Delaware, United States	100	IGT Global Solutions Corporation
Hudson Alley Software, Inc.	New York, United States	100	IGT Global Solutions Corporation
I.G.T. - Argentina S.A.	Argentina	100	International Game Technology (96.67%); International Game Technology S.R.L. (3.33%)
I.G.T. (Australia) Pty Limited	Australia	100	International Game Technology
IGT	Nevada, United States	100	International Game Technology
IGT - UK Group Limited	United Kingdom	100	International Game Technology
IGT (Alderney 1) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 2) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 4) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 5) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 7) Limited	Alderney	100	IGT (Alderney) Limited

Name	Jurisdiction	Ownership %	Shareholder
IGT (Alderney) Limited	Alderney	100	IGT Interactive C.V.
IGT (Gibraltar) Limited	Gibraltar	100	IGT Interactive C.V.
IGT (Gibraltar) Solutions Limited f/k/a GTECH (Gibraltar) Limited	Gibraltar	100	GTECH (Gibraltar) Holdings Limited
IGT (UK1) Limited	United Kingdom	100	IGT Interactive, Inc.
IGT (UK2) Limited	United Kingdom	100	IGT – UK Group Limited
IGT (UK 3) Limited	United Kingdom	100	International Game Technology PLC
IGT Asia - Macau, S.A.	Macau	100	International Game Technology (99.92%); IGT (0.04%); IGT International Holdings 1 LLC (0.04%)
IGT ASIA PTE. LTD.	Singapore	100	International Game Technology
IGT Asiatic Development Limited	British Virgin Islands	100	International Game Technology
IGT Australasia Corporation f/k/a GTECH Australasia Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT Austria GmbH f/k/a GTECH Austria GmbH	Austria	100	IGT Germany Gaming GmbH
IGT Canada Solutions ULC f/k/a GTECH Canada ULC	Canada	100	International Game Technology PLC
IGT Colombia Ltda. f/k/a GTECH Colombia Ltda.	Colombia	99.99	IGT Global Services Limited (99.998%); IGT Comunicaciones Colombia Ltda. (0.001%); Claudia Mendoza (0.001%)
IGT Colombia Solutions S.A.S.	Colombia	100	International Game Technology PLC
IGT Commercial Services, S de R L CV	Mexico	100	IGT Global Solutions Corporation (99.9%); IGT Foreign Holdings Corporation (0.1%)
IGT Comunicaciones Colombia Ltda. f/k/a GTECH Comunicaciones Colombia Ltda.	Colombia	99.99	IGT Foreign Holdings Corporation (>99.99%); Claudia Mendoza (<0.01%) (Nominee share)
IGT Czech Republic LLC f/k/a GTECH Czech Republic LLC	Delaware, United States	37	IGT Global Solutions Corporation
IGT Denmark Corporation f/k/a GTECH Northern Europe Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT do Brasil Ltda.	Brazil	100	IGT International Treasury B.V. (99.99%); IGT International Treasury Holding LLC (0.01%)
IGT Dutch Interactive LLC	Delaware, United States	100	IGT Interactive Holdings 2 C.V.

Name	Jurisdiction	Ownership %	Shareholder
IGT EMEA B.V.	Netherlands	100	IGT-Europe B.V.
IGT Empowerment Trust	South Africa	100	IGT International Treasury B.V. (74.9%); International Game Technology Afrida (Pty) Ltd. (25.1%)
IGT Far East Pte Ltd f/k/a GTECH Far East Pte Ltd	Singapore	100	IGT Global Services Limited
IGT Foreign Holdings Corporation f/k/a GTECH Foreign Holdings Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT France SARL f/k/a GTECH France SARL	France	100	IGT Foreign Holdings Corporation
IGT GAMES SAS f/k/a GTECH SAS	Colombia	100	IGT Global Services Limited (80%); IGT Comunicaciones Colombia Ltda. (10%); IGT Foreign Holdings Corporation (10%)
IGT Germany Gaming GmbH f/k/a GTECH Germany GmbH	Germany	100	GTECH German Holdings Corporation GmbH
IGT Germany GmbH f/k/a GTECH GmbH	Germany	100	IGT Global Services Limited
IGT Global Services Limited f/k/a GTECH Global Services Corporation Limited	Cyprus	100	IGT Global Solutions Corporation
IGT Global Solutions Corporation f/k/a GTECH Corporation	Delaware, United States	100	IGT
IGT Hong Kong Limited	Hong Kong	100	IGT Asiatic Development Limited
IGT India Private Limited f/k/a GTECH India Private Limited	India	100	IGT Global Services Limited (99.99%); IGT Far East Pte Ltd. (0.01%)
IGT Indiana, LLC f/k/a GTECH Indiana, LLC	Indiana, United States	100	IGT Global Solutions Corporation
IGT Interactive C.V.	Netherlands	100	IGT (35.8274668%); IGT Interactive Holdings 2 C.V. (32.5220680%); International Game Technology (31.6504432%); IGT Dutch Interactive LLC (0.0000220%)
IGT Interactive Holdings 2 C.V.	Netherlands	100	IGT Interactive, Inc. (13.831555%); International Game Technology (86.168444%); IGT International Holdings 1 LLC (0.000001%)
IGT Interactive, Inc.	Delaware, United States	100	International Game Technology

Name	Jurisdiction	Ownership %	Shareholder
IGT International Holdings 1 LLC	Delaware, United States	100	International Game Technology
IGT International Treasury B.V.	Netherlands	100	International Game Technology
IGT International Treasury Holding LLC	Delaware, United States	100	IGT International Treasury B.V.
IGT Ireland Operations Limited f/k/a GTECH Ireland Operations Limited	Ireland	100	IGT Global Services Limited
IGT Italia Gaming Machines Solutions S.r.l. f/k/a Spielo International Italy S.r.l.	Italy	100	Lottomatica Holding S.r.l.
IGT Japan K.K.	Japan	100	IGT International Treasury B.V.
IGT Juegos S.A.S.	Colombia	100	IGT Peru Solutions S.A. (60%); IGT Games S.A.S. (40%)
IGT Korea Yuhan Chaekim Hoesa a/k/a IGT Korea LLC	Korea	100	IGT Global Services Limited
IGT Latin America Corporation f/k/a GTECH Latin America Corporation	Delaware, United States	80	IGT Global Solutions Corporation (80%); Computers and Controls (Holdings) Limited (20%)
IGT Lottery Holdings B.V.	Netherlands	100	International Game Technology PLC
IGT Malta Casino Holdings Limited f/k/a GTECH Malta Holdings Limited	Malta	99.99	IGT Sweden Interactive AB
IGT Malta Casino Limited f/k/a GTECH Malta Casino Limited	Malta	99.99	IGT Malta Casino Holdings Limited
IGT Malta Interactive Limited f/k/a GTECH Malta Poker Limited f/k/a Boss Media Malta Poker Ltd.	Malta	99.99	IGT Malta Casino Holdings Limited
IGT Mexico Lottery S. de R.L. de C.V. f/k/a GTECH Servicios de México, S. de R.L. de C.V.	Mexico	100	IGT Global Solutions Corporation (99.9%); IGT Foreign Holdings Corporation Holdings Corporation (0.1%)
IGT Monaco S.A.M. f/k/a GTECH Monaco S.A.M.	Monaco	95	IGT Austria GmbH (95%); Walter Bugno (1%), Katarzyna Szorc (1%); Abdelhalim Stri (1%)
IGT Peru Solutions S.A. f/ka GTECH Peru S.A.	Peru	100	IGT Germany Gaming GmbH (99.999971%); GTECH German Holdings Corporation GmbH (0.000029%)

Name	Jurisdiction	Ownership %	Shareholder
IGT Poland Sp. z.o.o. f/k/a GTECH Poland Sp. z o.o.	Poland	100	IGT Global Solutions Corporation
IGT Slovakia Corporation f/k/a GTECH Slovakia Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT SOLUTIONS CHILE SpA	Chile	100	International Game Technology PLC
IGT Spain Lottery, S.LU. f/k/a GTECH Global Lottery S.L.	Spain	100	IGT Global Services Limited
IGT Spain Operations, S.A. f/k/a GTECH Spain S.A.	Spain	100	IGT Spain Lottery S.L.U.
IGT SWEDEN AB f/k/a GTECH Sweden AB	Sweden	100	IGT Global Services Limited
IGT Sweden Interactive AB f/k/a GTECH Sweden Interactive AB f/k/a Boss Media AB	Sweden	100	IGT-Europe B.V.
IGT Sweden Investment AB f/k/a GTECH Sweden Investment AB	Sweden	100	IGT Sweden Interactive AB
IGT Technology Development (Beijing) Co. Ltd.	China (PRC)	100	IGT Hong Kong Limited
IGT Turkey Teknik Hizmetler Ve Musavirlik Anonim f/k/a GTECH Avrasya Teknik Hizmetler Ve Musavirlik A.S.	Turkey	100	IGT Global Solutions Corporation
IGT U.K. Limited f/k/a GTECH U.K. Limited	United Kingdom	100	IGT Global Solutions Corporation
IGT UK Games Limited f/k/a GTECH UK Games Limited	United Kingdom	100	IGT Sweden Interactive AB
IGT UK Interactive Holdings Limited f/k/a GTECH Sports Betting Solutions Limited	United Kingdom	100	International Game Technology PLC
IGT UK Interactive Limited f/k/a GTECH UK Interactive Limited	United Kingdom	100	IGT UK Interactive Holdings Limited
IGT VIA DOMINICAN REPUBLIC, SAS f/k/a GTECH VIA DR, SAS	Dominican Republic	100	IGT Global Services Limited (99.9666%); IGT Ireland Operations Limited (0.0333%)

Name	Jurisdiction	Ownership %	Shareholder
IGT Worldwide Services Corporation f/k/a GTECH Worldwide Services Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT-Canada Inc.	Canada	100	International Game Technology
IGT-China, Inc.	Delaware, United States	100	International Game Technology
IGT-Europe B.V.	Netherlands	100	International Game Technology
IGT-Íslandi ehf. (IGT-Iceland plc)	Iceland	100	International Game Technology
IGT-Latvia SIA	Latvia	100	International Game Technology
IGT-Mexicana de Juegos, S. de R.L. de C.V.	Mexico	100	IGT (99.99%); International Game Technology (0.01%)
IGT-UK Gaming Limited	United Kingdom	100	IGT – UK Group Limited
IMA S.r.l.	Italy	51	IGT EUROPE BV
Innoka Oy	Finland	81	IGT Global Services Limited
International Game Technology	Nevada, United States	100	International Game Technology PLC
International Game Technology (NZ) Limited	New Zealand	100	I.G.T. (Australia) Pty Limited
International Gaming Technology Brasil Servicos de Dados Ltda	Brazil	100	IGT Global Solutions Corporation
International Game Technology España, S.L.	Spain	100	IGT-Europe B.V.
International Game Technology S.R.L.	Peru	100	IGT (99.991%); IGT International Holdings 1 LLC (0.009%)
International Game Technology Services Limited	Cyprus	100	International Game Technology PLC
International Game Technology-Africa (Pty) Ltd.	South Africa	100	IGT International Treasury B.V. (74.9%); IGT Empowerment Trust (25.1%)
LB Participacões E Loterias Ltda.	Brazil	100	Lottomatica Giochi e Partecipazioni (>99.99%); International Game Technology PLC (<0.01%)
LB Produtos Lotéricos E Licenciamentos Ltda.	Brazil	100	LB Participacões E Loterias Ltda. (>99.99%); International Game Technology PLC (<0.01%)
Leeward Islands Lottery Holding Company, Inc.	St. Kitts and Nevis	100	IGT Global Services Limited
Lotterie Nazionali S.r.l.	Italy	64	Lottomatica Holding S.r.l.

Name	Jurisdiction	Ownership %	Shareholder
Lottery Equipment Company	Ukraine	100	GTECH Asia Corporation (99.994%); GTECH Management P.I. Corporation (0.006%)
LOTTOITALIA S.r.l.	Italy	61.5	Lottomatica Holding S.r.l.
Lottomatica Giochi e Partecipazioni S.r.l.	Italy	100	International Game Technology PLC
Lottomatica Holding S.r.l.	Italy	100	International Game Technology PLC
Lottomatica Italia Servizi S.p.A.	Italy	100	Lottomatica Holding S.r.l.
Lottomatica Scommesse S.r.l.	Italy	100	Lottomatica Holding S.r.l.
Lottomatica Videolot Rete S.p.A.	Italy	100	Lottomatica Holding S.r.l.
Loxley GTECH Technology Co., Ltd.	Thailand	49	IGT Global Services Limited (10%); IGT Global Solutions Corporation (39%)
Northstar Lottery Group, LLC	Illinois, United States	80	IGT Global Solutions Corporation
Northstar New Jersey Holding Company, LLC	New Jersey, United States	50.15	IGT Global Solutions Corporation
Northstar New Jersey Lottery Group, LLC	New Jersey, United States	82.31	Northstar New Jersey Holding Company, LLC
Northstar SupplyCo New Jersey, LLC	New Jersey, United States	70	IGT Global Solutions Corporation
Online Transaction Technologies S.à.r.l. à Associé Unique	Morocco	100	IGT Foreign Holdings Corporation
Orbita Sp. z o.o.	Poland	100	IGT Global Solutions Corporation
Oy IGT Finland AB f/k/a Oy GTECH Finland Ab	Finland	100	IGT Global Solutions Corporation
PCC Giochi e Servizi S.p.A.	Italy	100	Lottomatica Holding S.r.l.
Playyoo SA	Switzerland	100	IGT UK Interactive Limited
Powerhouse Technologies, Inc.	Nevada, United States	100	International Game Technology
Probability (Gibraltar) Limited	Gibraltar	100	IGT UK Interactive Limited
Prodigal Lottery Services, N.V.	Netherlands Antilles	100	Leeward Islands Lottery Holding Company, Inc.
Retail Display and Service Handlers, LLC	Delaware, United States	100	IGT Global Solutions Corporation
Ringmaster S.r.l.	Italy	50	Lottomatica Holding S.r.l.
SB Industria E Comercio Ltda.	Brazil	100	IGT Global Solutions Corporation (˃99.99%); IGT Foreign Holdings Corporation (˂0.01%)

Name	Jurisdiction	Ownership %	Shareholder
SED Multitel S.r.l.	Italy	100	Lottomatica Holding S.r.l.
Servicios Corporativos y de Administracion, S. de R.L. de C.V.	Mexico	100	International Game Technology (99.97%); IGT (0.03%)
St. Kitts and Nevis Lottery Company, Ltd.	St. Kitts and Nevis	100	Leeward Islands Lottery Holding Company, Inc.
Technology Risk Management Services, Inc.	Delaware, United States	100	IGT Global Solutions Corporation
UTE LOGISTA IGT f/k/a UTE Logista-GTECH, Law 18/1982, No. 1	Spain	50	IGT Spain Lottery S.L.U.
VIA TECH Servicios SpA	Chile	100	IGT Global Services Limited
VLC, Inc.	Nevada, United States	100	Powerhouse Technologies, Inc.
Your Sales S.r.L.	Italy	100	Lottomatica Holding S.r.l.
ZEST GAMING MEXICO, S.A. DE C.V.	Mexico	100	International Game Technology PLC (99%); IGT Spain Lottery S.L.U. (1%)

Joint Ventures
CLS-GTECH Company Limited	British Virgin Islands	50	IGT Global Services Limited
Telling IGT Information Technology (Shenzhen) Co., Ltd.	China (PRC)	49	IGT Global Services Limited
Ringmaster S.r.l.	Italy	50	Lottomatica Holding S.r.l.